UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

FNBH BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Michigan	000-25752	38-2869722
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

101 East Grand River, Howell, Michigan	48843
(Address of Principal Executive Offices)	(Zip Code)

517-546-3150

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07. Submission of Matters to a Vote of Security Holders

This Amendment No. 1 to Current Report on Form 8-K (the "Amendment") amends the Current Report filed by FNBH Bancorp, Inc. (the "Company") with the Securities and Exchange Commission on May 30, 2012 to report the preliminary voting results from the Company's 2012 Annual Meeting of Shareholders held on May 24, 2012. The purpose of this Amendment is to report the final voting results, which are as follows:

Proposal 1 – Election of Directors

The following two individuals were elected to serve as directors of the Company to hold office for three (3) year terms expiring in 2015.

Nominee	For	Withheld
Stanley B. Dickson, Jr.	205,820	14,144
Ronald L. Long	186,465	33,499

Proposal 2 – To vote upon a proposal to amend the Restated Articles of Incorporation to increase the number of authorized shares of common stock from 7 million shares to 11 million shares.

The shareholders approved the proposal to amend the Restated Articles of Incorporation to increase the number of authorized shares of common stock from 7 million shares to 11 million shares.

For	Against	Abstain
234,499	49,353	2,068

Proposal 3 – Ratification of the Appointment of BDO USA, LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2012

The shareholders ratified the appointment of BDO USA, LLP as the Company’s Independent Registered public accounting firm for the fiscal year ending December 31, 2012.

For	Against	Abstain
272,146	12,863	911

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNBH BANCORP, INC.

Dated: June 8, 2012	By:	/s/ Mark Huber
By: Mark Huber Its: Chief Financial Officer